UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2025

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8117 Preston Road, Suite 510A
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 2, 2025, the Compensation Committee (the “Compensation Committee”) of the board of directors of USA Compression GP, LLC (the “Company”), the general partner of USA Compression Partners, LP (the “Partnership”), approved a compensation package for Christopher W. Porter, the Company’s Vice President, General Counsel and Secretary.
Pursuant to this compensation package, Mr. Porter will receive an annual base salary of $435,000. Mr. Porter will also continue his participation in the Partnership’s Second Amended and Restated Annual Cash Incentive Plan, under which awards are determined annually, with reference to a target bonus amount of 105% of his annual base earnings, less applicable withholdings. This bonus is subject to Mr. Porter’s continued employment and will be paid on the same date that incentive cash bonuses are paid to the Company’s other executives. Mr. Porter will also continue his participation in the Partnership’s long-term equity incentive plan and the Partnership’s Long-Term Cash Restricted Unit Plan, with an initial target value of 250% of his annual base salary. Mr. Porter intends to relocate to the Partnership’s headquarters in Dallas, Texas by June 2026. Additionally, the Company and Mr. Porter agreed to (i) amend the Employment Agreement, effective January 1, 2017, between Mr. Porter and a subsidiary of the Company (the “Employment Agreement”) to remove the right of Mr. Porter to terminate the Employment Agreement due to a relocation of his principal place of employment; and (ii) not renew the Employment Agreement at the end of its current term, which for clarity does not result in Mr. Porter's termination of employment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	July 3, 2025	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary